Rule 10f-3 Transaction Form
Acquisition of Securities During Affiliated Underwritings


Participating Funds

U.S. Registered Funds (Name of Fund, Aladdin Ticker):
BlackRock Allocation Target Shares: Series S Portfolio (BATSS)
BlackRock Low Duration Bond Portfolio (BR-LO) iShares Core Total U.S. Bond Market ETF (ISHAGG)


The Offering
Key Characteristics (Complete ALL Fields)

Date of
Offering Commencement:
03-10-2014

Security Type:
BND/CORP

Issuer
Verizon Communications Inc. (2019)

Selling Underwriter
Wells Fargo Securities, LLC

Affiliated Underwriter(s)
[X] PNC Capital Markets LLC
[ ] Other:

List of Underwriter(s)
Citigroup Global Markets Inc., Mitsubishi UFJ Securities (USA), Inc., RBC Capital Markets, LLC, Wells Fargo Securities, LLC, Goldman,
Sachs & Co., UBS Securities LLC, Barclays Capital Inc., J.P.
Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Morgan Stanley & Co. LLC, BNY Mellon Capital
Markets, LLC, C.L. King & Associates, Inc., Mischler Financial
Group, Inc., PNC Capital Markets LLC, Samual A. Ramirez &
Company, Inc., SMBC Nikko Securities America, Inc., The Williams
Capital Group, L.P., U.S. Bancorp Investments, Inc.


Transaction Details

Date of Purchase
03-10-2014

Purchase Price/Share
(per share / % of par)
$99.88

Total Commission,
Spread or Profit
0.35%

1.   Aggregate Principal Amount Purchased (a+b)
$15,000,000

a.   US Registered Funds
(Appendix attached with individual Fund/Client
purchase)
$6,025,000

b.   Other BlackRock Clients
$8,975,000

2.   Aggregate Principal Amount of Offering
$500,000,000

Fund Ratio
[Divide Sum of #1 by #2]
Must be less than 0.25
(unless securities are Government Securities)
0.03


Legal Requirements

Offering Type (check ONE)
The securities fall into one of the following transaction types (see
Definitions):
[X] U.S. Registered Public Offering   [Issuer must have 3 years of
continuous operations]
[ ] Eligible Rule 144A Offering   [Issuer must have 3 years of continuous
operations]
[ ] Eligible Municipal Securities   [Issuer must have 3 years of
continuous operations]
[ ] Eligible Foreign Offering   [Issuer must have 3 years of continuous
operations]
[ ] Government Securities Offering

Timing and Price (check ONE or BOTH)
[X] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and
[ ] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

Firm Commitment Offering (check ONE)
[X] YES
[ ] NO
The securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

No Benefit to Affiliated Underwriter (check ONE)
[X] YES
[ ] NO
No affiliated underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the transaction.



Completed by:
Dillip Behera
Date:03-13-2014

Global Syndicate Team Member




Approved by:
Steven DeLaura
Date:03-13-2014

Global Syndicate Team Member